POWER OF ATTORNEY

                                       RE

                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


Know all men by these presents, that I, Robert J. Orr, a Member of the Board of Directors of Great-West Life & Annuity Insurance Company, a Colorado corporation, do hereby constitute and appoint each of R.G. Schultz and G.R. Derback as my true and lawful attorney and agent for me and in my name and on my behalf to, individually and without the concurrence of the other attorney and agent, sign my name, in my capacity as a Member of the Board of Directors of Great-West Life & Annuity Insurance Company, on Form 10-K Annual Reports of Great-West Life & Annuity Insurance Company to be filed with the Securities and Exchange Commission from time to time, and to any and all amendments thereto.

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of March, 2006.



                                             /s/Robert J. Orr
                                             ---------------------------------
                                             Member, Board of Directors of
                                             Great-West Life & Annuity Insurance
                                             Company


Witness:


/s/Marie Selye
--------------------------------
Signature


Marie Selye
--------------------------------
Name (Printed)